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                                                                  Exhibit (n)(i)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 12/Amendment No. 19 to Registration Statement No. 033-91226/ 811-06025 of Metropolitan Life Separate Account UL on Form N-6 of our report dated March 23, 2005, relating to Metropolitan Life Separate Account UL appearing in the Prospectus, which is a part of such Registration Statement, our report dated March 31, 2005 relating to Metropolitan Life Insurance Company (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the change in the method of accounting for certain non-traditional long duration contracts and separate accounts, and for embedded derivatives in certain insurance products as required by new accounting guidance which became effective on January 1, 2004 and October 1, 2003, respectively), appearing in the Statement of Additional Information, which is part of such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus and Statement of Additional Information which are part of such Registration Statement.


/s/ Deloitte & Touche LLP
----------------------------

Certified Public Accountants
Tampa, Florida
April 25, 2005